Exhibit 10.61

WARNER CHILCOTT

EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED SHARE UNIT AWARD AGREEMENT

You have been granted a performance restricted share unit award (the “Performance Restricted Share Unit Award”) on the following terms and subject to the provisions of the Performance Restricted Share Unit Award Agreement Terms and Conditions (“Attachment A”) appended hereto and the Warner Chilcott Equity Incentive Plan, as amended and restated (the “Plan”). Unless defined in this Performance Restricted Share Unit Award Agreement (together with Attachment A and each annex thereto, the “Agreement”), capitalized terms will have the meanings ascribed to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Grantee:	[INSERT FULL NAME]

Total Number of Performance Restricted Share Units:	[____] Restricted Share Units (“Performance Restricted Share Units”)

Grant Date:	[INSERT DATE OF GRANT]

Vesting Schedule:	25% of the Performance Restricted Share Unit Award is generally eligible for vesting annually subject to achievement of performance targets; in addition, special vesting provisions apply in certain events (see Attachment A).

Attachment A

PERFORMANCE RESTRICTED SHARE UNIT AWARD AGREEMENT

TERMS AND CONDITIONS

SECTION 1. Grant of Performance Restricted Share Unit Award.

(a) Grant. Subject to the terms and conditions of the Plan and this Agreement, Warner Chilcott plc (the “Company”) hereby grants to the Grantee on the Grant Date the number of Performance Restricted Share Units set forth on the cover page of this Agreement on the terms set forth on the cover page and as more fully described herein.

(b) Plan and Defined Terms. This award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement. Capitalized terms, unless defined herein or in any annex hereto, shall have the meaning ascribed to them in the Plan.

(c) Additional Terms for Awards Outside the United States. For a Grantee who resides or is employed outside the United States, this award shall be subject to the special terms and conditions set forth in Annex 1. In addition, if the Grantee relocates to one of the countries with additional provisions set forth in Annex 1, the special terms and conditions for such country shall apply to the Performance Restricted Share Units, to the extent the Company determines that such application is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company further reserves the right to impose other requirements on the Grantee’s participation in the Plan and on the Performance Restricted Share Units, to the extent the Company determines that it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 2. Issuance of Performance Restricted Share Units.

(a) Performance Restricted Share Unit Issuance. Each Performance Restricted Share Unit shall represent the right to receive one ordinary share of the Company in accordance with the terms hereof. For the avoidance of doubt, no ordinary shares of the Company shall be issued unless and until the Performance Restricted Share Unit vests in accordance with the terms hereof.

(b) Voting Rights. The Grantee shall not have voting rights with respect to the ordinary shares underlying the Performance Restricted Share Units until such ordinary shares are delivered to the Grantee in accordance with Section 4.

(c) Dividends. In the event that, prior to the vesting of any Performance Restricted Share Units, share dividends or cash dividends are declared and paid with respect to the Company’s ordinary shares or any new, substituted or

Attachment A-1

additional securities or other property is payable thereon (“Dividends”), the Performance Restricted Share Units shall not bear any entitlement to receive any such Dividends; provided however, that the Grantee will be entitled to receive from the Group Company that employs the Grantee, an equivalent compensatory cash bonus payment for services performed by the Grantee (“Cash Bonus Payment”), payable pursuant to Section 4(b)(iii), upon vesting of the related Performance Restricted Share Units as set forth in Section 3(b).

(d) Withholding Requirements. The Company or Group Company, as applicable, may withhold any tax (or other governmental obligation) arising out of the grant, vesting or settlement of this award or Cash Bonus Payment as a condition to such grant, vesting or settlement, and the Grantee shall make arrangements satisfactory to the Company or Group Company, as applicable, to enable it to satisfy all such withholding requirements. In the event that the Grantee fails to make such arrangements, all or part of this award is subject to forfeiture in the sole discretion of the Company or Group Company, as applicable.

SECTION 3. Certain Restrictions. The following provisions shall apply to each Performance Restricted Share Unit until such Performance Restricted Share Unit vests in accordance with Section 4:

(a) The Performance Restricted Share Units shall not be assigned, sold, transferred or otherwise be subject to alienation by the Grantee or the Grantee’s spouse.

(b) All Cash Bonus Payments shall be subject to the same restrictions as the Performance Restricted Share Units to which such Cash Bonus Payments relate and, upon vesting of such Performance Restricted Share Units, shall be paid to the Grantee by the Group Company that employs the Grantee.

(c) The holder of such Performance Restricted Share Units shall have no liquidation rights with respect thereto.

(d) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof is terminated by the Company (or the applicable Subsidiary thereof) for Cause or by the Grantee without Good Reason, all then unvested Performance Restricted Share Units (and all Cash Bonus Payments related to such unvested Performance Restricted Share Units) shall be forfeited, and all of the Grantee’s rights, or the rights of any spouse of such Grantee, to such unvested Performance Restricted Share Units (and such Cash Bonus Payments) shall terminate and all unvested Performance Restricted Share Units (and rights to Cash Bonus Payments) shall be redeemed and cancelled by the Company and (as to Cash Bonus Payments) the applicable Group Company without consideration.

(e) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof terminates for any reason other than as provided in Section 3(d), such that upon such termination the Grantee is not an employee of

Attachment A-2

any Group Company, the vesting of unvested Performance Restricted Share Units (and all Cash Bonus Payments related to such unvested Performance Restricted Share Units) shall be governed by paragraph (d), (e) or (f) of Annex 2 and all unvested Performance Restricted Share Units (and all such Cash Bonus Payments) as of the date of such termination which do not become vested as a result of the application of such paragraph (d), (e) or (f) shall be forfeited by the Grantee and redeemed and cancelled by the Company and (as to Cash Bonus Payments) the applicable Group Company without consideration.

SECTION 4. Vesting of Performance Restricted Share Units.

(a) Vesting. Subject to the provisions of this Agreement, the Performance Restricted Share Units (and all Cash Bonus Payments related to such Performance Restricted Share Units) shall vest in accordance with the provisions of Annex 2.

(b) Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any Performance Restricted Share Units:

(i) the restrictions referred to in Section 3 shall cease to exist with respect to such Performance Restricted Share Units;

(ii) the Company will issue such amount of the ordinary shares underlying the Performance Restricted Share Units which have become so vested and cause a certificate or certificates to be issued and delivered or, if applicable, appropriate book entry measures to be taken with respect to such ordinary shares; and

(iii) any Cash Bonus Payments related to such vested Performance Restricted Share Units shall be paid to the Grantee by the Group Company that employs the Grantee pursuant to applicable customary payroll practices.

(c) Fully paid. All ordinary shares delivered pursuant to Section 4(b)(ii) shall be issued fully paid up to the nominal value of the ordinary shares and no further money shall be due and owing in respect of the issue of the ordinary shares. Any money required to pay up such ordinary shares may be received by the Company from a Subsidiary, except where this would otherwise be prohibited by section 60 of the Irish Companies Act 1963.

SECTION 5. Adjustment of Shares.

In the event of a Recapitalization, the terms of this award (including, without limitation, the number and kind of ordinary shares subject to this award) shall be adjusted as set forth in Section 14(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this award shall be subject to the agreement of merger or consolidation, as provided in Section 14(b) of the Plan.

Attachment A-3

SECTION 6. Miscellaneous Provisions.

(a) No Rights to Additional Awards or Retention. This award is a one-time discretionary award and nothing in this award or in the Plan shall confer upon the Grantee any claim to be granted future or additional awards under the Plan. The terms and conditions of this award need not be the same as with respect to other recipients of awards under the Plan. Nothing in this award or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing the Grantee), which rights are hereby expressly reserved by the Company, to terminate the Grantee’s Service at any time and for any reason, with or without Cause, and free from liability or any claim under the Plan unless otherwise expressly provided in the Plan or herein or in any other agreement binding the parties.

(b) Notices. Except as otherwise expressly provided herein, all notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Grantee, to the address that he or she most recently provided to the Company, or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c) Entire Agreement. This Agreement and the Plan and any other agreements referred to herein and therein and any annexes, attachments and other

Attachment A-4

documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee.

(f) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company, the applicable Group Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company, the applicable Group Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Governing Law, Venue. All issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by delivery and acceptance of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Attachment A-5

(h) Waiver of Jury Trial. The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

(j) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company (or Group Company, as applicable) may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Performance Restricted Share Units pursuant to the provisions of this Agreement.

(l) Plan. The Grantee acknowledges and understands that material definitions and provisions concerning the Performance Restricted Share Units and the Grantee’s rights and obligations with respect thereto are set forth in the Plan. The Grantee has read carefully, and understands, the provisions of such document.

SECTION 7. Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the

Attachment A-6

direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

(b) “Business Day” means any day except a Saturday, Sunday or other day on which applicable law authorizes or requires the closure of commercial banks in (i) Dublin, Ireland, (ii) New York City or, if applicable, (iii) the place in which notices, requests or other communications are received or sent by the Grantee.

(c) “Cause” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or “Cause” is not defined therein, “Cause” means:

(i) the conviction of such Grantee of a felony or comparable crime under applicable local law (other than a violation of a motor vehicle or moving violation law) or conviction of such Grantee of a misdemeanor if such misdemeanor involves moral turpitude; or

(ii) voluntary engagement by such Grantee in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of the Company or any of its Subsidiaries in the course of such Grantee’s employment; or

(iii) the willful refusal (following written notice) by such Grantee to carry out specific directions of (A) the Company or (B) any of the Company’s Subsidiaries with which such Grantee is employed or of which such Grantee is an officer, which directions are consistent with such Grantee’s duties to the Company or any of the Company’s Subsidiaries, as the case may be; or

(iv) the material violation by such Grantee of any material provision of any employment, severance or related agreement to which Grantee is a party (other than for reasons related only to the business performance of the Company or business results achieved by such Grantee); or

(v) the commission by such Grantee of any act of gross negligence or intentional misconduct in the performance of such Grantee’s duties as an employee of the Company or any of its Subsidiaries.

For purposes of this definition, no act or failure to act on such Grantee’s part shall be considered to be Cause if done, or omitted to be done, by such Grantee in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or any of the Company’s Subsidiaries with which such Grantee is employed or of which such Grantee is an officer, as the case may be.

Attachment A-7

(d) “Change in Control” has the meaning ascribed to such term in the Plan.

(e) “Disability” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or “Disability” is not defined therein, “Disability” has the meaning specified in any long-term disability insurance policy maintained by the Company.

(f) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

(g) “Good Reason,” with respect to any Grantee who is an employee of the Company or any of its Subsidiaries, has the meaning ascribed to such term in such Grantee’s employment or severance agreement or, if such Grantee is not a party to an employment or severance agreement or “Good Reason” is not defined therein, “Good Reason” means:

(i) the assignment to the Grantee of duties materially inconsistent with such person’s position (including status, offices, titles and reporting requirements) or any other action by the Company or any of its Subsidiaries which results in a diminution of such person’s position, authority, duties or responsibilities, or

(ii) the Company or any of its Subsidiaries requiring the Grantee to be based at any office or location other than the office or location for which such person was hired;

provided, that any event described in clauses (i) or (ii) above shall constitute Good Reason only if the Company or its relevant Subsidiary fails to cure such event within 30 days after such company’s receipt from the Grantee of written notice of the event which constitutes Good Reason; provided further, that Good Reason shall cease to exist for an event on the 90th day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the Company or its relevant Subsidiary written notice thereof prior to such date.

(h) “Group Company” means the Company or one of its Subsidiaries, as applicable.

(i) “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(j) “Service” means service as an Employee.

Attachment A-8

(k) “Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person. Unless the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

Attachment A-9

ANNEX 1

Additional Terms and Conditions of the Performance Restricted Share Unit

Award Agreement for Grants Outside the United States

This Annex 1 includes additional terms and conditions that govern the Performance Restricted Share Units granted in the countries identified below. These terms are general in nature and based on securities, tax and other laws that are often complex and subject to frequent change. As such, the Company strongly recommends that you do not rely on this summary as your only source of information relating to the consequences of your Performance Restricted Share Unit Award and participation in the Plan and further that you consult your personal tax or legal advisors for advice as to how the laws in your country apply to your situation. Finally, note that if you are a citizen or resident of a country other than the one in which you are working, additional requirements, other than those described herein, may be applicable to you.

All Performance Restricted Share Unit Awards Outside the United States. For awards of Performance Restricted Share Units to Grantees outside the United States, the following additional terms apply:

A.	Nature of Award.

i.	The Performance Restricted Share Units are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered for the Company or any Affiliate and which are outside the scope of the Grantee’s employment contract, if any;

ii.	The Performance Restricted Share Units are not intended to replace any pension rights or compensation;

iii.	The Performance Restricted Share Units are not part of fixed, normal or expected compensation, salary or terms of employment for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Subsidiary employing the Grantee or any Affiliate thereof; and

iv.	Nothing in this Agreement or the Plan shall confer or otherwise give rise to any acquired rights and the Grantee’s acceptance and acknowledgment of this award shall constitute a waiver of any and all claims to the contrary.

Annex 1-1

B.	Section 4 of the Agreement is amended to include the following additional subsection at the end thereof:

“(d) No Acquired Rights. In the event of termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to vest in the Performance Restricted Share Units (and all Cash Bonus Payments related to such unvested Performance Restricted Share Units) under the Plan, if any, will, except as expressly provided in this Agreement or in the Plan, terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period (e.g., a period of “garden leave”) mandated under local law. In consideration of the award, the Grantee irrevocably releases the Company (and any Subsidiary employing the Grantee) and any Affiliate thereof from any claim or entitlement to compensation or damages arising from forfeiture of the Performance Restricted Share Units (and all Cash Bonus Payments related to such unvested Performance Restricted Share Units) resulting from termination of the Grantee’s employment.”

C.	Data Privacy.

The Grantee hereby explicitly consents to the collection, processing, transmission and storage, in any form whatsoever, of any data of a professional or personal nature described in this Agreement, the Plan and any other grant materials by and among as applicable, the Company, a Subsidiary employing the Grantee or any Affiliates thereof that is necessary, in the discretion of the Company, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan. The Company may share such information with any party located in the United States or elsewhere, including any trustee, registrar, administrative agent, broker, stock plan service provider or any other person assisting the Company with the implementation, administration, and management of this Performance Restricted Share Unit Award and the Plan. The Grantee thus authorizes the Company and its Affiliates and any possible recipients described herein to receive, possess, use, retain and transfer the data in electronic or other form, for the sole purpose described herein. The Grantee understands that he or she may refuse or withdraw such consent or authorization without cost by contacting his or her local human resources representative; provided, however, that the Grantee understands that such refusal or withdrawal may affect his or her ability to participate in the Plan.

Annex 1-2

Canada

i.	Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Canada Co.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +1 (973) 442-3283

ii.	Section A of this Annex 1 shall not apply with respect to any Performance Restricted Share Unit granted in Canada.

Germany

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Deutschland GmbH

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Annex 1-3

Italy

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Italy S.r.l.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Netherlands

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Nederland B.V.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Puerto Rico

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Company, LLC

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +1 (973) 442-3283

Annex 1-4

Spain

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Iberia S.L.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Switzerland

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Pharmaceuticals S.à r.l.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Annex 1-5

United Kingdom

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott UK Limited

Warner Chilcott Pharmaceuticals UK Limited

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Annex 1-6

ANNEX 2

VESTING OF PERFORMANCE RESTRICTED SHARE UNITS

Subject to the terms set forth in the Agreement and the Plan, the Performance Restricted Share Units vest as follows:

(a) (i) Subject to paragraphs (d), (e) and (f) of this Annex 2 and achievement of the Performance Target for the respective Performance Period (as such terms are defined below), the Performance Restricted Share Units shall vest as follows:

(A) 25% of the Performance Restricted Share Units shall vest on the Vesting Date (as defined below) with respect to the Performance Period that begins on the first day of the fiscal year of the Company in which the Grant Date occurs;

(B) 25% of the Performance Restricted Share Units shall vest on the Vesting Date with respect to the Performance Period that begins on the first day of the fiscal year following the fiscal year of the Company in which the Grant Date occurs;

(C) 25% of the Performance Restricted Share Units shall vest on the Vesting Date with respect to the Performance Period that begins on the first day of the second fiscal year following the fiscal year of the Company in which the Grant Date occurs; and

(D) 25% of the Performance Restricted Share Units shall vest on the Vesting Date with respect to the Performance Period that begins on the first day of the third fiscal year following the fiscal year of the Company in which the Grant Date occurs.

(ii) If for a Performance Period, the Board determines, in accordance with paragraph (c) of this Annex 2, that the level of achievement of the applicable measure of performance is greater than or equal to the Performance Floor for such Performance Period, a number of Performance Restricted Share Units shall vest on the Vesting Date with respect to such Performance Period equal to (x) the number of Performance Restricted Share Units eligible to vest with respect to such Performance Period multiplied by (y) the Applicable Vesting Percentage (as defined below). No Performance Restricted Share Unit shall vest with respect to a Performance Period unless the Performance Floor for such Performance Period has been determined to have been achieved in accordance with paragraph (c).

Annex 2-1

(iii) Any Performance Restricted Share Unit that was eligible to vest with respect to a completed Performance Period and did not vest in accordance with this paragraph (a) shall be forfeited and cancelled as of the Vesting Date for the Performance Period with respect to which such Performance Restricted Share Unit was eligible to vest and, for the avoidance of doubt, all Cash Bonus Payments related to such forfeited and cancelled Performance Restricted Share Units shall also be forfeited and cancelled as of such date.

(b) No later than 90 days following the commencement of the fiscal year of the Company in which the Grant Date occurs and each of the subsequent three fiscal years of the Company (each such fiscal year, a “Performance Period”), the Board will establish in writing in accordance with Section 10(b) of the Plan a performance target for such Performance Period (the “Performance Target”). The “Performance Floor” for such Performance Period shall be equal to 85% of the Performance Target. The “Applicable Vesting Percentage” for such Performance Period shall be calculated as follows:

Level of Achievement (as a percentage of the Performance Target)	Applicable Vesting Percentage
< 85%	0.00%
85% up to but not including 90%	80.00%
90% up to but not including 95%	86.67%
95% up to but not including 100%	93.33%
100% or more	100.00%

(c) As soon as reasonably practicable following the end of each Performance Period, the Board shall determine the level of achievement of the Performance Target for such Performance Period and, promptly after such determination, the Company shall notify the Grantee of such level of achievement and the number, if any, of Performance Restricted Share Units that shall vest with respect to such Performance Period (the date such notice is sent (whether by email, fax, postal service or other means), if such date is within a Window (as such term is defined in the Company’s Insider Trading Policy) or, if such date is not within a Window, the first day following the date of such notice that is within a Window, the “Vesting Date”).

(d) If the Grantee’s employment with the Company or one of its Subsidiaries is terminated at any time due to death or Disability (the date of such termination of employment, the “Death or Disability Termination Date”) at a time when such Grantee holds outstanding unvested Performance Restricted Share Units, then:

(i) the Performance Target relating to any outstanding Performance Restricted Share Units eligible to vest in accordance with paragraphs (d)(ii) and (iii) (including any Performance Restricted Share Units granted hereunder for which Performance Targets have not yet been established) shall be deemed to have been 100% achieved;

Annex 2-2

(ii) 50% of the number of Performance Restricted Share Units that were eligible to vest with respect to the Performance Period in which the Death or Disability Termination Date occurs shall vest on the Death or Disability Termination Date;

(iii) if the Death or Disability Termination Date occurs following the last day of a Performance Period, but prior to the Vesting Date for such Performance Period, then 100% of the number of Performance Restricted Share Units that were eligible to vest with respect to such Performance Period shall vest on the Death or Disability Termination Date; and

(iv) any outstanding Performance Restricted Share Units that do not vest in accordance with this paragraph (d) shall be forfeited and cancelled as of the Death or Disability Termination Date, and, for the avoidance of doubt, all Cash Bonus Payments related to such forfeited and cancelled Performance Restricted Share Units shall also be forfeited and cancelled as of such date.

(e) If, other than within one year after a Change in Control, the Grantee’s employment with the Company or one of its Subsidiaries is terminated by the employer without Cause or by the Grantee for Good Reason (the date of such termination of employment, the “Early Termination Date”) at a time when such Grantee holds outstanding unvested Performance Restricted Share Units, then:

(i) a number of Performance Restricted Share Units equal to (x) 50% of the number of Performance Restricted Share Units that were eligible to vest with respect to the Performance Period in which the Early Termination Date occurs multiplied by (y) the Applicable Vesting Percentage shall vest on the Vesting Date with respect to such Performance Period, which Vesting Date shall be no later than March 15 of the calendar year following the calendar year in which such Early Termination Date occurred;

(ii) if the Early Termination Date occurs following the last day of a Performance Period, but prior to the Vesting Date for such Performance Period, then a number of Performance Restricted Share Units equal to (x) 100% of the number of Performance Restricted Share Units that were eligible to vest with respect to such Performance Period multiplied by (y) the Applicable Vesting Percentage shall vest on the Vesting Date with respect to such Performance Period, which Vesting Date shall be no later than March 15 of the calendar year following the calendar year in which such Early Termination Date occurred; and

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(iii) any outstanding Performance Restricted Share Units that do not vest in accordance with this paragraph (e) shall be forfeited and cancelled as of the Vesting Date with respect to the Performance Period in which the Early Termination Date occurred, and, for the avoidance of doubt, all Cash Bonus Payments related to such forfeited and cancelled Performance Restricted Share Units shall also be forfeited and cancelled as of such date.

In the event that an Early Termination Date occurs following the first anniversary of a Change in Control, for the purposes of this paragraph (e) only, “Vesting Date” shall mean the Early Termination Date.

(f) Notwithstanding the foregoing provisions of this Annex 2, upon a Change in Control, the Performance Target relating to any outstanding Performance Restricted Share Units (including any Performance Restricted Share Units granted hereunder for which Performance Targets have not yet been established) shall be deemed to have been 100% achieved and such Performance Restricted Share Units will remain eligible to vest in accordance with paragraphs (d) and (e) of this Annex 2 or, subject to the Grantee’s continued employment through the last day of the Performance Period with respect to which such Performance Restricted Share Units would have been eligible to vest absent a Change in Control, will vest on the last day of such Performance Period; provided, however, that in accordance with Section 5(b)(iii) of the Plan, in the event that the Grantee’s employment is terminated by the Company or one of its Subsidiaries without Cause or by the Grantee for Good Reason, in either case within one year after the Change in Control, all of such Grantee’s then outstanding unvested Performance Restricted Share Units shall vest and be non-forfeitable as of the date of such termination.

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